Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated April 23, 2001 relating to the financial statements of Scient Corporation, which appears in Amendment No. 2 to Scient, Inc.'s Registration Statement on Form S-4 (Registration No. 333-68402) filed on October 11, 2001.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
November 8, 2001